Exhibit 5.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Elemental Altus Royalties Corp. of our report dated April 16, 2025 relating to the financial statements, which appears in Exhibit 4.2 to this Form F-10.

We also consent to the reference to us under the heading, “Interest of Experts” in the Annual Information Form filed as Exhibit 4.1 to this Registration Statement on Form F-10.

/s/ PricewaterhouseCooper LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario, Canada

October 22, 2025